AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Nuveen Open-End Investment Companies Listed on Schedule A to the Agreement

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 11th day of October, 2016, between each of the Nuveen Open-End Investment Companies Listed on Schedule A to the Agreement (collectively, the “Fund”) and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated May 11, 2012, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto, effective as of October 11, 2016; and

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “October 11, 2016 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this October 11, 2016 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this October 11, 2016 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Tina M. Lazar	By: /s/ Richard J. Johnson

Name: Tina M. Lazar	Name: Richard J. Johnson

Title: SVP	Title: Managing Director
as an Authorized Officer on behalf of each of the Funds as listed on Schedule A

SCHEDULE A

Nuveen Open-End Funds

Effective as of: October 11, 2016

1.	NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

2.	NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

3.	NUVEEN MULTISTATE TRUST II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Intermediate Municipal Bond Fund*

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

4.	NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

5.	NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

SCHEDULE A

Nuveen Open-End Funds

Effective as of: October 11, 2016

6.	NUVEEN INVESTMENT TRUST

Nuveen Concentrated Core Fund

Nuveen Core Dividend Fund

Nuveen Equity Market Neutral Fund

Nuveen Global Total Return Bond Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Core Plus Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global All-Cap Fund (formerly, Nuveen NWQ Global Equity Fund)

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

7.	NUVEEN INVESTMENT TRUST II

Nuveen Equity Long/Short Fund

Nuveen Growth Fund

Nuveen International Growth Fund

Nuveen NWQ International Value Fund (formerly, Nuveen Tradewinds International Value Fund)

Nuveen NWQ Japan Fund (formerly, Nuveen Tradewinds Japan Fund)

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Dynamic Equity Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Low Volatility Equity Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small Cap Core Fund1

Nuveen Tradewinds Global All-Cap Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Winslow Managed Volatility Equity Fund

8.	NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Dynamic Credit Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Symphony High Yield Bond Fund

SCHEDULE A

Nuveen Open-End Funds

Effective as of: October 11, 2016

9.	NUVEEN INVESTMENT TRUST V

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Long/Short Commodity Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities Fund

Nuveen Multi-Asset Income Fund

Nuveen Multi-Asset Income Tax-Aware Fund

10.	NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

11.	NUVEEN INVESTMENT FUNDS, INC.

Nuveen Core Bond Fund

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Bond Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

Nuveen Tactical Market Opportunities Fund

12.	NUVEEN STRATEGY FUNDS, INC.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund

*	Expected live date on or about October 19, 2016